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                 KOHLBERG CAPITAL CORPORATION (the "Company")
                       STATEMENT REGARDING PREMIUMS PAID

   The Company has paid premiums under its single insured bond for the period from November 22, 2006 through November 22, 2007.

                                    Kohlberg Capital Corporation

                                    By: /s/ Michael I. Wirth
                                        --------------------------------------
Dated: December 13, 2006                Michael I. Wirth
                                        Chief Financial Officer